UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2020

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 West 46th Street, Suite 2204 New York, New York 10036
(Address of principal executive office)

646-822-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, $0.01 par value per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

In connection with the AL/MC Portfolio Disposition (as defined below), on February 10, 2020, New Senior Investment Group Inc. (the “Company”), amended its revolving credit facility with KeyBank National Association (the “Agent”), in its capacity as agent (the “Revolver”). The Revolver is in the amount of $125,000,000 and may be increased up to a maximum aggregate amount of $500,000,000, of which (i) a portion in an amount of 10% of the Revolver may be used for the issuance of letters of credit to the Company, and (ii) a portion in an amount of 10% of the Revolver may be drawn by the Company in the form of swing loans. The Revolver is evidenced by certain agreements (the “Revolver Documents”), including, that certain Credit Agreement dated as of December 13, 2018, as amended by that certain First Amendment to Credit Agreement dated May 10, 2019 and that certain Second Amendment to Credit Agreement, dated February 10, 2020, by and among the Company, as borrower, Agent, the lenders that are parties therein, and KeyBanc Capital Markets Inc., as lead arranger (as so amended, the “Credit Agreement”). The Revolver is secured by nine independent living facilities owned by the Company (the “Borrowing Base Properties”) and the pledge of the equity interests of certain wholly owned subsidiaries of the Company that directly or indirectly own such Borrowing Base Properties (the “Subsidiary Guarantors”).

The Revolver bears interest at a rate per annum equal to, at the Company’s option, (i) the sum of LIBOR plus 2.00% or, in the case of a swing line loan, (ii) the greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent as its “prime rate,” plus 1.00% (b) 1.50% above the effective federal funds rate and (c) the sum of LIBOR for a one-month interest period plus 2.00%. The Revolver is subject to a 0.25% origination fee and unused fees payable to Agent for unused amounts of the Revolver. The Revolver may be prepaid in whole or in part without any termination fees payable to the Agent.

The Revolver Documents contain affirmative and negative covenants that are customary for credit facilities of this type, including, but not limited to, restrictions and limitations on the incurrence of debt and liens, disposition of assets, capital expenditures, distributions and other payments in respect of equity interests, the making of loans and equity investments, mergers, consolidations, liquidations and dissolutions and transactions with affiliates (in each case, subject to various exceptions).

In addition, the Revolver Documents contain customary financial covenants and restrictions for credit facilities of this type, including, among others, requirements to maintain (i) a minimum consolidated tangible net worth, which is subject to change and is initially set at approximately $480 million, (ii) a minimum four quarters’ consolidated interest coverage ratio of not less than 1.50 to 1 prior to the initial maturity date of the Revolver and (iii) a minimum four quarters’ consolidated fixed charge coverage ratio of not less than 1.25 to 1 prior to the initial maturity date of the Revolver.

The Revolver Documents also contain events of default that are customary for credit facilities of this type, including, among others, nonpayment of principal, interest, fees and other amounts when due, failure to perform any term, agreement or covenant under the Revolver Documents (subject to certain exceptions), failure of any representation or warranty to be true in any material respect when made or deemed made, cross default with other material indebtedness, certain bankruptcy events, material judgments, the actual or asserted disavowal, cancellation, termination, revocation or rescission of the Revolver Documents and the occurrence of a change of control.

Pursuant to the Revolver Documents, the Subsidiary Guarantors guaranteed certain of the Company’s obligations, including full repayment of the Revolver.

The foregoing description of the Revolver and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

New Freddie Financing

In connection with the completion of the AL/MC Portfolio Disposition, on February 10, 2020, the Company, through certain of its subsidiaries, obtained mortgage financing comprised of 14 loans in the aggregate amount of $270,015,000 from KeyBank National Association and assigned to Federal Home Loan Mortgage Corporation (the “New Freddie Financing”). The New Freddie Financing is secured by 14 independent living facilities owned by the Company, matures on February 10, 2030, and bears interest at an adjustable rate, adjusted monthly, equal to the sum of the one month ICE LIBOR index rate plus 2.12%. The New Freddie Financing includes an initial interest only period for 48 months after closing. The documents evidencing the New Freddie Financing contain various customary representations and warranties, financial and other covenants and event of default provisions.

The foregoing description of the New Freddie Financing does not purport to be complete and is qualified in its entirety by reference to the full text of the Multifamily Loan and Security Agreement and related Multifamily Note – Floating Rate, copies of which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference into this Item 1.02.

In connection with the AL/MC Portfolio Disposition, on February 10, 2020, the Company prepaid in full, resulting in the termination of, mortgage financing comprised of 41 loans, including that certain Multifamily Loan and Security Agreement – Seniors Housing, dated as of March 27, 2015 (collectively, referred to as, the “2015 Financing”), by and between NIC 11 Ashford Court Owner LLC, a Delaware limited liability company, as Borrower, and Walker & Dunlop, LLC, as Lender. The Company incurred prepayment fees of approximately $5.6 million related to the 2015 Financing.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 10, 2020, various subsidiaries of the Company, as sellers (collectively, the “Seller”), completed the previously announced disposition of a portfolio of 28 senior living facilities, which substantially comprise the Company’s Managed Assisted Living/Memory Care Properties segment, for a gross sale price of $385 million (collectively, the “AL/MC Portfolio Disposition”), pursuant to that certain Purchase and Sale Agreement entered into on October 31, 2019 (the “Sale Agreement”), by and among the Seller and various purchaser parties named therein (collectively, the “Purchasers”). The Purchasers are affiliates of ReNew REIT.

The foregoing description of the AL/MC Portfolio Disposition and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 10, 2020, the Company issued a press release announcing the completion of the AL/MC Portfolio Disposition, the Revolver amendment and the New Freddie Financing. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(b)    Pro forma financial information.

The following pro forma financial information reflecting the transaction described under Item 2.01 above, as previously filed by the Company in a Current Report on Form 8-K on November 5, 2019, is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference:

•	the Company’s unaudited pro forma consolidated balance sheet dated as of September 30, 2019;

•	the Company’s unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2019; and

•	the Company’s unaudited pro forma consolidated statement of operations for the years ended December 31, 2018, December 31, 2017 and December 31, 2016.

(d)    Exhibits

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement and Other Loan Documents, dated as of February 10, 2020, by and among the Company, as borrower, Agent, the lenders that are parties therein, and KeyBanc Capital Markets Inc., as lead arranger

10.2*	Multifamily Loan and Security Agreement, dated as of February 10, 2020, by and between SNR 24 Bluebird Estates Owner LLC, as Borrower, and KeyBank National Association, as Lender

10.3*	Multifamily Note – Floating Rate, dated as of February 10, 2020, executed by SNR 24 Bluebird Estates Owner LLC in favor of KeyBank National Association

10.4†	Purchase and Sale Agreement, dated October 31, 2019, by and among the Seller and various purchaser parties named therein

99.1	Press release dated February 10, 2020

99.2	Unaudited Pro Forma Financial Information (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 5, 2019)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only one Multifamily Loan and Security Agreement and the related Multifamily Note, as the other Multifamily Loan and Security Agreements and the related Multifamily Notes are substantially identical in all material respects except as to the borrower thereto, the principal amount and certain property-specific provisions.

† Portions of this exhibit have been omitted pursuant to Rule 601(b)(10)(iv) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: February 11, 2020	By:	/s/ Lori B. Marino
Lori B. Marino
Executive Vice President, General Counsel & Secretary